UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

CURRENT REPORT

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE LION ELECTRIC COMPANY

(Exact Name of Registrant as Specified in its Charter)

Province of Québec	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

921 chemin de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y 5G2

Telephone: (450) 432-5466

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which to be so registered each class is to be registered
Common Shares	The New York Stock Exchange
Warrants to purchase Common Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-251847

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Common Shares, no par value (the “Common Shares”), and warrants to purchase Common Shares (together with the Common Shares, the “Securities”) of The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (the “Registrant”).

The description of the Securities contained under the caption “Description of Share Capital of Lion” in the proxy statement/prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which proxy statement/prospectus constitutes a part of the Registrant’s Registration Statement on Form F-4 (Registration No. 333-251847) (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on December 31, 2021, and declared effective by the Commission on March 24, 2021, to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE LION ELECTRIC COMPANY

Date: May 5, 2021	By:	/s/ Nicolas Brunet
	Name:	Nicolas Brunet
	Title:	Executive Vice President and Chief Financial Officer

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